Exhibit 10.2

EXECUTION COPY

COMPENSATION AGREEMENT

COMPENSATION AGREEMENT, dated as of February 1, 2008 (the “Agreement”), among (i) The Parent Company, a Colorado corporation, eToys Direct, Inc., a Colorado corporation, My Twinn, Inc., a Colorado corporation, BabyUniverse, Inc. a Colorado corporation, PoshTots, Inc. , Colorado corporation, and Dreamtime Baby, Inc., a Colorado corporation (collectively, the “Borrowers”), and (ii) D. E. Shaw Laminar Lending, Inc., a Delaware corporation (“Laminar”).

W I T N E S S E T H

WHEREAS, the Borrowers are party to that certain Amended and Restated Credit Agreement, dated as of October 12, 2007 (as amended, restated, supplemented, substituted, renewed, replaced, extended or modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto, the Lenders party thereto (the “Lenders”) and The CIT Group/Business Credit, Inc., as Administrative Agent, Collateral Agent, Sole Bookrunner, Sole Lead Arranger, Documentation Agent and Syndication Agent (the “Agent”);

WHEREAS, the Obligations (as defined in the Credit Agreement) are secured by all assets of the Borrowers;

WHEREAS, in order to induce the Lenders to enter into that certain Second Amendment to Amended and Restated Credit Agreement, dated as of February 1, 2008 (the “Amendment”), to the Credit Agreement and to induce the Lenders to make advances under the Credit Agreement, Laminar has, on the date hereof, entered into that certain Limited Guaranty and Pledge Agreement, dated as of February 1, 2008 (the “Guaranty”), pursuant to which Laminar has agreed to guarantee the repayment of Obligations in the manner and to the extent specified in the Guaranty;

WHEREAS, pursuant to the Guaranty, Laminar may be required from time to time to deposit into the Pledged Account (as defined in the Guaranty) cash to secure payment of the Guaranty; and

WHEREAS, in order to induce Laminar to enter into and perform the Guaranty and to deposit cash into the Pledged Account, the Borrowers are entering into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PAYMENT OF FEES AND INTEREST.

(a) In consideration for Laminar entering into the Guaranty, the Borrowers shall pay Laminar a fee of $450,000, payable in four equal installments of $112,500 each. The Borrowers shall pay the four installments as follows: (i) the first installment on the date this Agreement is executed; (ii) the second installment on May 1, 2008; (iii) the third installment on July 1, 2008; and (iv) the fourth installment on September 1, 2008. Notwithstanding the foregoing, if the Guaranty is terminated before September 1, 2008, no fee installment coming due after the termination date shall be required to be paid. If an installment is not paid in cash when due, such unpaid installment shall bear interest at the rate of 14.00% per annum until such amount is paid.

(b) In consideration for Laminar depositing funds in the Pledged Account, the Borrowers shall pay Laminar a fee on the amounts deposited in the Pledged Account from time to time from the date any such deposit is made until it is paid to the Lenders or returned to Laminar at a rate per annum equal to the LIBOR Rate (as defined herein), as in effect from time to time, plus 6.50% (the “Applicable Margin”). The Borrowers shall pay Laminar fees pursuant to this Section 1(b) monthly, in arrears, on the first day of each month or, if a deposit is paid or returned on any date other than the first day of the month, the fee with respect to such amount shall be paid on the date such deposit is paid to the Lenders or returned to Laminar. If a fee is not paid when due, the Applicable Margin shall increase to 8.50% from the date the payment was missed and interest shall accrue on the unpaid fee at a rate per annum equal to the LIBOR Rate, as in effect from time to time, plus 8.50%.

(c) In the event a payment shall be made by Laminar under the Guaranty (whether directly or as a result of the Agent or the Lenders taking funds from the Deposit Account), the Borrowers shall pay Laminar interest on the aggregate amounts paid under the Guaranty until such amounts are repaid to Laminar at a rate per annum equal to the LIBOR Rate, as in effect from time to time, plus 8.50%. The Borrowers shall pay Laminar interest pursuant to this Section 1(c) monthly, in arrears, on the first day of each month or, if an amount is repaid on any date other than the first day of the month, the interest with respect to such amount shall be paid on the date of such repayment.

(d) Notwithstanding anything in this Agreement to the contrary, the Borrowers’ obligation to pay fees and interest pursuant to this Section 1 shall be suspended from the date Laminar makes a payment to the Agent and the Lenders under the Guaranty until the date the Obligations are paid in full. During any such suspension, interest and fees shall accrue and compound monthly at the applicable rate provided in this Section 1. At such time as the Obligations are paid in full, the Borrowers shall pay Laminar all accrued fees and interest as compounded to the date of payment.

(e) Fees and interest pursuant to this Section 1 shall be payable in cash and shall be calculated on the basis of a 360 day year and actual days elapsed.

2. SUBROGATION. In the event a payment shall be made by Laminar under the Guaranty (whether directly or as a result of the Agent or the Lenders taking funds from the Pledged Account), Laminar shall be subrogated to the rights of the Lenders and the Agent with respect to such payment, including, without limitation, interest and costs of collection from the date such payment under the Guaranty is applied to the Obligations.

3. INDEMNITY. Each Borrower agrees to defend, protect, indemnify and hold harmless Laminar and its controlling persons all of its and its controlling person’s officers, directors, employees, members, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses

(including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement or the Guaranty, or of any other document executed in connection with the transactions contemplated by this Agreement or the Guaranty, (ii) any matter relating to the transactions contemplated by this Agreement or the Guaranty or by any document executed in connection with the transactions contemplated by this Agreement or the Guaranty, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, that, (x) the Borrowers shall not have any obligation to any Indemnitee under this Section 3 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction and (y) the Indemnified Matters shall not include the making by Laminar of any payment required under the Guaranty. Notwithstanding the foregoing, the Borrowers shall not be required to make payments to the Indemnitees with respect to Indemnified Matters until the Obligations have been paid in full except that up to $50,000 of legal fees and expenses incurred by Laminar in connection with the negotiation, preparation, execution and enforcement of this Agreement and the Guaranty shall be paid on request by Laminar.

4. LIBOR RATE DEFINITION. “LIBOR Rate” shall mean the greater of (i) the rate per annum determined by Laminar to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term of 30 days that appears on Reuters Screen LIBOR01 (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market as designated by Laminar from time to time) at approximately 11:00 a.m., London, England time and (ii) 3.50% per annum. The LIBOR Rate shall be redetermined monthly as of the first day of the month.

5. REPRESENTATIONS AND WARRANTIES.

(a) The Borrowers hereby represent and warrant that this Agreement constitutes the legal, valid and binding obligation of the Borrowers and is enforceable against them in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether considered in a proceeding at law or in equity).

(b) This Agreement (a) has been duly authorized by all requisite necessary corporate action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the charter, by-laws or other organizational documents of the Borrowers, (B) any order of any Governmental Authority (as defined in the Credit Agreement as the same exists on the date hereof) or (C) any provision of any indenture, agreement or other instrument evidencing indebtedness or any other material agreement to which any of the Borrowers is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (as defined in the Credit Agreement as the same exists on the date hereof) upon or with respect to any property or assets now owned or hereafter acquired by the any of the Borrowers.

6. JOINT AND SEVERAL OBLIGATIONS. The obligations of the Borrowers under this Agreement are joint and several. The Borrowers waive all defenses available to a surety.

7. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. THE BORROWERS, TO THE EXTENT THEY MAY LAWFULLY DO SO, HEREBY CONSENT TO SERVICE OF PROCESS, AND TO BE SUED, IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF ANY OF THEIR OBLIGATIONS HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVE ANY AND ALL OBJECTIONS AS TO VENUE IN ANY SUCH COURTS. EACH BORROWER FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY ON SUCH BORROWER, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT LAMINAR MAY OTHERWISE HAVE TO BRING AN ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY BORROWER IN THE COURTS OF ANY JURISDICTION. THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THEM OR ANY OF THEM IN RESPECT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8. ENTIRE AGREEMENT. This Agreement, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous agreements relating to the subject matter hereof.

9. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall promptly deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10. MISCELLANEOUS.

(a) If any term of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby.

(b) Any term of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the parties hereto.

(c) The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

(d) No delay or omission by Laminar in the exercise of any right under this Agreement shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

(e) Notwithstanding anything herein to the contrary, if at any time any amounts payable hereunder which are treated as interest under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Laminar in accordance with applicable legal requirements, such Charges shall be limited to the Maximum Rate.

(f) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrowers may not assign any of their obligations hereunder without the prior written consent of Laminar.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

D. E. SHAW LAMINAR LENDING, INC.

By:	/s/ Daniel Posner
Name:	Daniel Posner
Title:	Authorized Signatory

THE PARENT COMPANY

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

eTOYS DIRECT, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

MY TWINN, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

BABYUNIVERSE, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

POSHTOTS, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

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DREAMTIME BABY, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

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